SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
March 25, 2013

EARTH SEARCH SCIENCES, INC.
(Exact name of registrant as specified in its charter)

State of Utah	0-19566	87-0437723
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1729 Montana Highway 35, Kalispell, MT	59901
Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:
(406) 751-5200

(Former Name or Former Address, if changed since last report)

Item 8.01	Other Events.

March 1, 2013, the Board of Directors of Earth Search Sciences, Inc. accepted the resignation of Tami J. Story as an Officer and  Director of the Company.  The Company will immediately work to fill this vacancy.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired--Not applicable.

(b)	Pro Forma Financial Information--Not applicable.

(c)	Exhibits--Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Search Sciences, Inc.

Dated: March 25, 2013	/s/ Larry F Vance
Larry F Vance